UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: October 22, 2007

NASCENT WINE COMPANY, INC.

(Exact name of Registrant as specified in charter)

Nevada	333-120949	82-0576512
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2355-A Paseo de las Americas
San Diego, California		92154
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (619) 661-0458

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02               Unregistered Sales of Equity Securities.

                Effective October 22, 2007, York Select Unit Trust, York Credit Opportunities Fund, L.P. and York Select, L.P. (collectively, “York”) purchased an aggregate of $7,000,000 of securities of Nascent Wine Company, Inc. (the “Company”) pursuant to the terms of a previously announced financing with York that closed on July 3, 2007 (the “York Financing”).

                The securities consisted of (i) $4,000,000 of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), purchased pursuant to exercise of York’s Series A-1 Warrants (the “Series A-1 Warrants”) and further convertible into 10,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), for no additional consideration, (ii) $1,665,000 shares of Series A Preferred Stock purchased pursuant to exercise of York’s Series A-2 Warrants (the “Series A-2 Warrants”) and further convertible into 4,162,500 shares of Common Stock for no additional consideration, and (iii) $1,335,000 of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), purchased pursuant to exercise of York’s Series B Warrants (the “Series B Warrants”) and further convertible into 7,500,000 shares of Common Stock for no additional consideration.

In connection with the exercise of York’s Series A-1 Warrants and Series A-2 Warrants, the Company paid $396,550 in cash as a finder’s fee and issued warrants to purchase 8% of the total number of shares of Series A Preferred Stock issued to York in connection with the exercise of York’s Series A-1 Warrant and Series A-2 Warrants, which warrants possess the same terms as York’s Series A-1 Warrants and Series A-2 Warrants (the “Finder’s Warrants”).

                The exercise of each of the Series A-1 Warrants, the Series A-2 Warrants and the Series B Warrants, and the issuance of the Finder’s Warrants, were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder, based upon the Company’s compliance with such rules and regulations. The Company received representations and warranties from York and the finder that they are “accredited investors” (as such term is defined in Rule 501 of Regulation D) and no form of general solicitation or general advertising was conducted in connection with the sale of the securities. The securities contain restrictions on transfer in accordance with the rules and regulations of the Securities Act and Regulation D.

Item 3.03               Material Modification to Rights of Security Holders.

                The information set forth in Items 3.02 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

In addition, on October 22, 2007, the Company and York entered into a First Amendment to Series B Warrant to Purchase Shares of Series B Convertible Preferred Stock of Nascent Wine Company, Inc. (the “Series B Warrant Amendment”).  The Series B Warrant Amendment corrects a scrivener’s error in the definition of “Warrant Price” contained in the July 3, 2007 Series B Warrants to Purchase Shares of Series B Convertible Preferred Stock issued to York in connection with the York Financing.  Pursuant to the Series B Warrant Amendment, the correct definition of “Warrant Price” is the product of (i) 33% of the average per share market price of the Common Stock for 30 days immediately preceding the date of the initial exercise of the Series B Warrant multiplied by (ii) 20.

                The foregoing description is qualified in its entirety by reference to the Series B Warrant Amendment filed herewith as Exhibit 4.1.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

                On October 22, 2007, the Company filed a Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock of the Company (the “Series B Certificate of Designation”).  The Series B Certificate of Designation was previously approved by the Company’s Board of Directors on June 29, 2007 in connection with the York Financing.

The Series B Certificate of Designation provides that each share of Series B Preferred Stock is convertible at any time, at the option of the holder, into 20 shares of Common Stock, subject to adjustment upon the occurrence of certain events.  Commencing on the date of issuance of shares of Series B Preferred Stock and continuing for a period of three years following such date of issuance, the holders of record of shares of Series B Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and as declared by the Board of Directors of the Company, dividends at a rate per annum of 15% of the liquidation preference amount of the Series B Preferred Stock, which liquidation preference amount is $3.56 per share, plus any accrued but unpaid dividends thereon, subject to adjustment upon the occurrence of certain events (the “Liquidation Preference Amount”), for each share of Series B Preferred Stock (the “Dividend Payment”).  The Dividend Payment is payable in additional shares of Series B Preferred Stock in an amount equal to the Dividend Payment divided by the Liquidation Preference Amount and is cumulative and payable in arrears on a quarterly basis on the first business day of March, June, September and December of each year.  Dividends on the Series B Preferred Stock must be paid prior and in preference to any declaration or payment of any distribution on any outstanding shares of junior securities (including the Common Stock) and so long as any shares of Series B Preferred Stock are outstanding the Company shall not declare, pay or set apart for payment any dividend, or make any distribution on any junior securities (other than dividends or distributions payable in additional shares of junior securities), unless at the time of any such dividend or distribution, the Company has paid all accrued and unpaid dividends on the outstanding shares of Series B Preferred Stock.  The Series B Preferred Stock ranks pari passu with the Series A Preferred Stock and ranks senior to the Common Stock.

                The holders of the Series B Preferred Stock are entitled to vote on an as-converted basis with the Common Stock and as a separate class with respect to specified corporate acts that would adversely affect the Series B Preferred Stock and certain other actions as required by applicable law.  In addition to all other rights of holders of the Series B Preferred Stock, simultaneous with the occurrence of specified major transactions, the holders of the Series B Preferred Stock, at each holder’s option, shall have the right to require the Company to redeem all or any portion of such holder’s shares of Series B Preferred Stock at a price per share equal to 120% of the Liquidation Preference Amount.  In certain instances, the redemption price may be paid, at the sole discretion of the Company, in shares of Common Stock rather than in cash.

                The foregoing summary of the Series B Certificate of Designation is qualified in its entirety by reference to the Series B Certificate of Designation filed herewith as Exhibit 3.1.

Item 9.01               Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock of Nascent Wine Company, Inc.
4.1	First Amendment to Series B Warrant to Purchase Shares of Series B Convertible Preferred Stock of Nascent Wine Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nascent Wine Company, Inc.
(Registrant)

Date: October 26, 2007	By:	/s/ Sandro Piancone
		Name:	Sandro Piancone
		Its:	Chief Executive Officer